SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: April 7, 2005

                 Date of Earliest Event Reported: April 1, 2005

                           REDHAND INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           (Former Name of Registrant)
                                     Nevada
                             (State of Organization)
                                   95-4666270
                      (I.R.S. Employer Identification No.)
                        Commission File Number 000-26211
                         277 West 11th Street, Suite 2F
                            New York, New York 10014
                     Address of Principal Executive Offices
       Registrants Telephone Number (including area code): (212) 924-3548



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REDHAND INTERNATIONAL, INC.

Report on Form 8-K

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
On April 5, 2005, United Financial, LLC ("UFC"), resigned as the independent public accountants of RedHand International, Inc. (the "Registrant"). UFC's reports on the Registrant's financial statements for the quarter ended September 30, 2004 and year end Dec 31st, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's fiscal year ended December 31st, 2003, and the subsequent interim period through September 31, 2004, there were no disagreements between the Registrant and UFC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to UFC's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

On April 6th, 2005 the Registrant engaged Aaron Stein ("Stein") to serve as the Registrant's independent public accountant. During the years ended December 31, 2002 and 2003, and through the date of engagement, the Registrant did not consult Stein with respect to the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and neither written nor oral advice was provided the Registration that was considered in reaching a decision as to any auditing or financial reporting issues, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


 Exhibit 16.1 UFC, CPA regarding change in certifying accountant.




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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

     REDHAND INTERNATIONAL, INC.


                                            By: /S/ SIMON THURLOW, PRESIDENT
                                            --------------------------------
                                            Simon Thurlow, President
Date: April 7, 2005